Exhibit 99.1

Note 1.

On May 26, 2026, QH Hungary Holdings Limited (“QH Hungary” or the “Reporting Person”), a wholly owned subsidiary of Gulf Hungary Holding Korlatolt Felelossegu Tarsasag, amended and restated seven existing and previously reported variable prepaid forward sale contracts (“VPFs”) (five with Citibank N.A. (“Citibank”) (the “Citi A&R VPFs”) and two with the Royal Bank of Canada (“RBC”) (“the “RBC A&R VPFs”)), described in more detail as follows.

Amended and Restated VPFs:

(a)	The first of the amended and restated VPFs was originally entered into with Citibank on May 26, 2020 and amended and restated on March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024, November 22, 2024 and May 26, 2026 (“Citi VPF No. 2”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 (which was not amended on May 26, 2026) comprised of 50 components of 1,070 shares each for a total of 53,500 shares, tranche 2 comprised of 25 components (23 components of 700 shares each and 2 components of 701 shares each) for a total of 17,502 shares, and tranche 3 (which was not amended on May 26, 2026) comprised of 75 components (50 components of 453 shares each and 25 components of 454 shares each) for a total of 34,000 shares. See note 2 below.

(b)	The second of the amended and restated VPFs was originally entered into with Citibank on August 27, 2020 and amended and restated on August 10, 2022, May 22, 2024 and May 26, 2026 (“Citi VPF No. 3”) and covers a maximum aggregate amount of 60,000 shares divided into 25 components of 2,400 shares each. See note 2 below.

(c)	The third of the amended and restated VPFs was originally entered into with Citibank on March 9, 2021 and amended and restated on August 10, 2022, May 22, 2024 and May 26, 2026 (“Citi VPF No. 5”) and covers a maximum aggregate amount of 19,732 shares divided into 18 components of 789 shares each and 7 components of 790 shares each. See note 2 below.

(d)	The fourth of the amended and restated VPFs was originally entered into with JPMorgan Chase Bank, National Association on August 27, 2020 and amended and restated and novated to Citibank on August 10, 2022, and further amended and restated on May 22, 2024 and May 26, 2026 (“Citi VPF No. 6”) and covers a maximum aggregate amount of 140,000 shares divided into 25 components of 5,600 shares each. See note 2 below.

(e)	The fifth of the amended and restated VPFs was originally entered into with JPMorgan Chase Bank, National Association on March 9, 2021 and amended and restated and novated to Citibank on August 10, 2022, and further amended and restated on May 22, 2024 and May 26, 2026 (“Citi VPF No. 7”) and covers a maximum aggregate amount of 10,296 shares divided into 21 components of 412 shares each and 4 components of 411 shares each. See note 2 below.

(f)	The sixth of the amended and restated VPFs was originally entered into with RBC on May 26, 2020 and amended and restated on March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024, November 22, 2024 and May 26, 2026 (“RBC VPF No. 1”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 (which was not amended on May 26, 2026) comprised of 50 components of 1,070 shares each for a total of 53,500 shares, tranche 2 comprised of 25 components (23 components of 700 shares each and 2 components of 701 shares each) for a total of 17,502 shares, and tranche 3 (which was not amended on May 26, 2026) comprised of 75 components (50 components of 453 shares each and 25 components of 454 shares each) for a total of 34,000 shares. See note 2 below.

(g)	The seventh of the amended and restated VPFs was originally entered into with RCB on March 9, 2021 and amended and restated on August 10, 2022, May 22, 2024 and May 26, 2026 (“RBC VPF No. 3”) and covers a maximum aggregate amount of 8,580 shares divided into 20 components of 343 shares each and 5 components of 344 shares each. See note 2 below.

Note 2.

(a) With respect to each of the amended and restated VPFs described above in clauses (a) through (g) of note 1 above, for each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from June 1, 2028 to July 7, 2028 for the Citi VPF No. 2 (only with respect to tranche 2), Citi VPF No. 3, Citi VPF No. 5, Citi VPF No. 6, Citi VPF No. 7, RBC VPF No. 3, and RBC VPF No. 1 (only with respect to tranche 2) either, at QH Hungary's option, (i) up to the maximum number of shares of such component (such maximum number of shares with respect to each component (the "Subject Number") based on the average market price of the shares determined as described below in note 2(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)   The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the volume-weighted average price per share on the relevant valuation date, as reasonably determined by the applicable bank in accordance with the applicable VPF (the "Settlement Price") is equal to or less than $141.8400 per share for each of the Citi A&R VPFs and the RBC A&R VPFs (for this clause 2(b) only, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $156.0200 per share for the Citi A&R VPFs (for this clause 2(b) only, the "Citi Forward Cap Price") and $156.0240 for the RBC A&R VPFs (for this clause 2(b) only, the "RBC Forward Cap Price" and, together with the Citi Forward Cap Price, the “Forward Cap Price”), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the respective Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the respective Forward Cap Price, and (B) the denominator of which is the Settlement Price.